Exhibit 99.2

Tribeca Strategic Acquisition Corp. Announces Closing of $140,000,000 Initial Public Offering

New York, June 01, 2026 (GLOBE NEWSWIRE) -- Tribeca Strategic Acquisition Corp. (the “Company”), announced today the closing of its initial public offering of 14,000,000 units at a price of $10.00 per unit, which resulted in gross proceeds of $140,000,000. The units are listed on the Nasdaq Global Market (“Nasdaq”) and began trading on May 29, 2026, under the ticker symbol “BIDWU.” Each unit consists of one Class A ordinary share and one right (the “Share Right”) to receive one tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination.  There are no warrants issued publicly or privately in connection with this offering. Once the securities constituting the units begin separate trading, the Class A ordinary shares and Share Rights are expected to be listed on Nasdaq under the symbols “BID” and “BIDWR,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 470,000 units at a price of $10.00 per unit, resulting in gross proceeds of $4,700,000. Tribeca Strategic Partners Holdco LLC, the Company’s sponsor, purchased 330,000 of the private placement units and BTIG, LLC purchased 140,000 of the private placement units. Each private placement unit consists of one Class A ordinary share and one Share Right. Of the proceeds received from the consummation of the initial public offering and the simultaneous private placement of units, $140,350,000 (or $10.025 per unit sold in the public offering) was placed in trust.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.  Although the Company may pursue an initial business combination in any business or industry sector or geographical location, it intends to focus on identifying a business combination target in the software, technology, artificial intelligence, digital asset, clean energy and other high growth sectors.

BTIG, LLC acted as sole book-running manager for the offering and Odeon Capital Group LLC acted as co-manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,100,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities was filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on May 28, 2026. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the offering and simultaneous private placement and search for an initial business combination. No assurance can be given that the net proceeds will be used as indicated or that the Company will ultimately complete a business combination transaction.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company's registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Tribeca Strategic Acquisition Corp.
1301 Avenue of the Americas, 6th Floor
New York, NY 10019
Attn: Timothy Ramdeen
TRamdeen@tribeca-spac.com
(646) 593-7050